UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 22, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail Inver Grove Heights, MN 55077
(Address of principal executive offices, including zip code)

(651) 234-6699
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On April 22, 2005, we issued 6,500 shares of common stock to Mid-South Capital, Inc. and 26,000 shares of common stock to Baxter Capital Advisers, Inc.  These shares were issued as consideration for services rendered pursuant to the terms of a financial consulting agreement between MedicalCV, Inc. and Mid-South Capital, Inc., dated February 3, 2005.

On April 25, 2005, we issued a warrant for the purchase of 68,000 shares of common stock to Tower Finance, Ltd.  This warrant was issued as consideration for services rendered in connection with our December 2004 and January 2005 bridge financing pursuant to the terms of a letter agreement between MedicalCV, Inc. and Tower Finance, Ltd., dated December 8, 2004.  The warrant is exercisable at $0.625 per share, which was 125% of the price at which our common stock equivalents were sold in the bridge financing.  This warrant expires on January 13, 2010.

On April 28, 2005, we issued 80,000 shares of common stock to ROI Group Associates, Inc.  These shares were issued as consideration for investor relations services rendered pursuant to the terms of a service agreement between MedicalCV, Inc. and ROI Group Associates, Inc., dated January 24, 2005.

The foregoing issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act.  Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  The recipients of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC.  Except as set forth above, no discount or commission was paid in connection with the foregoing issuances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: April 28, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer